Exhibit 10.2

DATED	November 11, 2008

(1) THE COMPANIES NAMED IN THIS DEED AS CHARGING COMPANIES

- and -

(2) FULL CIRCLE PARTNERS, LP

as Security Trustee

COMPOSITE GUARANTEE AND

DEBENTURE

DLA Piper UK LLP 3Noble Street London EC2V 7EE	Date of Original: 6 November 2008 Date of Version: 6 November 2008 Draft No: 1
Tel: +44 (0) 8700 111 111 Fax: +44 (0) 20 7796 6312

CONTENTS

1.	Definitions and interpretation	2
2.	Guarantee and Indemnity	9
3.	Covenant to pay	9
4.	Grant of security	10
5.	Fixed security	10
6.	Floating charge	17
7.	Conversion of floating charge	17
8.	Continuing security	18
9.	Liability of Charging Companies relating to Security Assets	18
10.	Representations	19
11.	Undertakings by Charging Companies	20
12.	Power to remedy	26
13.	When security becomes enforceable	26
14.	Enforcement of security	27
15.	Receiver	29
16.	Powers of Receiver	30
17.	Application of proceeds	32
18.	Set-off	32
19.	Delegation	33
20.	Further assurances	33
21.	Power of attorney	34
22.	Payments	34
23.	Stamp duty	34
24.	Costs and expenses	35
25.	Currencies	35
26.	Indemnity	36
27.	Miscellaneous	36
28.	Notices	38
29.	Accession	39
30.	Partial invalidity	39
31.	Release	39
32.	Counterparts	39
33.	Governing law	39
SCHEDULE 1		40
	Original Charging Companies	40
SCHEDULE 2		41
	The Guarantee	41
SCHEDULE 3		44
	Details of Security Assets	44
	Part 1 - Charged Securities	44
	Part 2 - Relevant Contracts	44
	Part 3 - Insurances	45

SCHEDULE 4	46
Form of notice to and acknowledgement from bank operating Security Accounts	46
SCHEDULE 5	49
Form of notice to and acknowledgement by party to Relevant Contract	49
SCHEDULE 6	52
Form of notice to and acknowledgement by insurers	52
SCHEDULE 7	55
Form of Accession Deed	55
Part 1 - Charged Securities	59
Part 2 - Relevant Contracts	59
Part 3 - Insurances	59
SCHEDULE 8	61
Customer Orders	61

THIS COMPOSITE GUARANTEE AND DEBENTURE is made on November 7, 2008

BETWEEN

(1)	THE COMPANIES LISTED IN SCHEDULE 1 TO THIS DEED (the "Original Charging Companies"); and
(2)	FULL CIRCLE PARTNERS, LP a Delaware limited partnership (as security trustee for the Secured Parties (as defined below)) (in such capacity, the "Security Trustee").

IT IS AGREED:

1.	DEFINITIONS AND INTERPRETATION
1.1	Definitions

In this Deed:

(a)	terms defined in, or construed for the purposes of, the Facilities Agreement (as defined below) have the same meanings when used in this Deed (unless the same are otherwise defined in this Deed); and
(b)	the following terms have the following meanings:

"Accession Deed" means an accession deed substantially in the form set out in schedule 8 (Form of Accession Deed);

"Account Bank" means Barclays Bank PLC of	(sort code:
) or such other bank with which any Security Account is maintained from time to time;

"Act" means the Law of Property Act 1925;

"Ancillary Rights" means, in relation to a Debt, any of the following:

(a)

the benefit of all rights, guarantees, Security Interests and remedies relating to any Debt (including, without limitation, negotiable instruments, indemnities, reservations of property rights, rights of tracing and unpaid vendor's liens and similar associated rights); and

(b)	all proceeds of any of the foregoing;

"Argos" means the Argos account handled by Advantage Distribution, part of Centresoft Limited (company number 01673860);

"Argos Debts" means a Debt payable by Argos pursuant to a customer order listed in schedule 8 (Customer Orders);

"Atari" means Atari Benelux BV, a Netherlands company with its address at Flight Forum 883, 5657 DV Eindhoven, The Netherlands;

"Atari Debts" means a Debt payable to Atari pursuant to a customer order listed in schedule 8 (Customer Orders);

"Assigned Assets" means the Security Assets expressed to be assigned pursuant to clause 5.2 (Security assignments);

"Base Currency" means United States dollars;

"Blockbuster" means Blockbuster Entertainment Limited (company number 02111417);

"Blockbuster Debt" means a Debt payable by Blockbuster pursuant to a customer order listed in schedule 8 (Customer Orders);

"CGS" means CGS Distribution Limited, an Irish company with its address at Unit 4, Loughlinstown Industrial Estate, Ballybrack, Loughlinstown, Co Dublin, Republic of Ireland;

"CGS Debt" means a Debt payable by CGS pursuant to a customer order listed in schedule 8 (Customer Orders);

"Charged Investments" means the Charged Securities and all present and future Related Rights accruing to all or any of the Charged Securities;

"Charged Securities" means:

(a)	the securities specified in part 1 of schedule 3 (Details of Security Assets); and
(b)

all other stocks, shares, debentures, bonds, warrants, coupons, negotiable instruments, certificates of deposit or other securities or "investments" (as defined in part II of schedule II to the Financial Services and Markets Act 2000 as in force at the date of this Deed) now or in future owned (legally or beneficially) by a Charging Company, held by a nominee on its behalf or in which such Charging Company has an interest at any time;

"Charging Companies" means the Original Charging Companies and any other company which accedes to this Deed pursuant to an Accession Deed;

"Choices" means Choices UK Group Limited (company number 06286783);

"Choices Debt" means a Debt payable by Choices pursuant to a customer order listed in schedule 8 (Customer Orders);

"Company" means Silverstar Holdings Limited, a company incorporated under the laws of Bermuda with registered number 21106 whose registered office is at 1900 Glades Road, Suite 435, Boca Raton, FL 33431;

"Debt" means all present and future book debts and other debts, rentals, royalties, fees, VAT and monetary claims and all other amounts at any time recoverable or receivable by, or due or owing to such Charging Company (whether actual or contingent and whether arising under contract or in any other manner whatsoever);

"Deed of Priority" means the deed of priority dated on or about the date of this Deed and made between the Charging Companies, the Security Trustee and Barclays Bank PLC;

"Default" means a 'Default' as defined in the Facilities Agreement;

"Default Rate" means the rates of interest determined in accordance with clause 3(b) of the Facilities Agreement;

"EUK" means Entertainment UK Limited (company number 00409775);

"EUK Debt" means a Debt payable by EUK pursuant to a customer order listed in schedule 8 (Customer Orders)

"Event of Default" means any event or circumstance specified in clause 13(a) of the Facilities Agreement;

"Facilities Agreement" means the facilities agreement dated on or about the date of this Deed and made between, inter alia, (1) Empire Interactive Europe Limited (as borrower) and (2) the Security Trustee, pursuant to which the Security Trustee agreed to make certain facilities available to the Borrower;

"Finance Document" means the Facilities Agreement, the Security Documents and any documents supplemental to any of the foregoing and any other document designated as such by the Security Trustee and the Borrower;

"Game" means Game Stores Group Limited (company number 01937170);

"Game Debt" means a Debt payable by Game pursuant to a customer order listed in schedule 8 (Customer Orders);

"Gamestation" means Gamestation Limited (company number 04120965);

"Gamestation Debt" means a Debt payable by Gamestation pursuant to a customer order listed in schedule 8 (Customer Orders);

"GEM" means GEM Distribution Limited (company number 01858771);

"GEM Debt" means a Debt payable by GEM pursuant to a customer order listed in schedule 8 (Customer Orders);

"Group Companies" means the Company and each of its Subsidiaries from time to time;

"Guarantee" means the guarantee and indemnity contained in clause 1.4 (Guarantee and Indemnity) as extended by schedule 2 (The Guarantee);

"Insurances" means all policies of insurance (and all cover notes) which are at any time held by, or written in favour of, a Charging Company or in which a Charging Company from time to time has an interest (including, without limitation, the policies of insurance (if any) specified in part 3 of schedule 3 (Details of Security Assets));

"Intellectual Property" means all present and future legal and/or equitable interests (including, without limitation, the benefit of all licences in any part of the world) of each Charging Company in, or relating to, registered and unregistered trade marks and service marks, patents, registered designs, utility models, applications for any of the foregoing, trade names, copyrights, design rights, unregistered designs, inventions, confidential information, know-how, registrable business names, database rights, domain names and any other rights of every kind deriving from or through the exploitation of any of the foregoing.

"Interfrontiers" means Interfrontiers Interactive Ltd, a Cypriot company with its address at Costa Misiaouli 36, Defrera Nicosia, Cyprus, PO Box 12114;

"Interfrontiers Debt" means a Debt payable by Interfrontiers pursuant to a customer order listed in schedule 8 (Customer Orders);

"Koch Media" means Koch Media SAS, a French company with its address at 204 rue de Vaugirard, 75015 Paris, France;

"Koch Media Debts" means a Debt payable by Koch Media pursuant to a customer order listed in schedule 8 (Customer Orders);

"Music Box" means Music Box Leisure Limited (company number 03494012);

"Music Box Debt" means a Debt payable by Music Box pursuant to a customer order listed in schedule 8 (Customer Orders);

"Party" means a party to this Deed;

"Play.com" means Play Limited (company number 02485691);

"Play.com Debt" means a Debt payable by Play.com pursuant to a customer order listed in schedule 8 (Customer Orders);

"Property" means all estates and interests in freehold, leasehold and other immovable property (wherever situated) now or in future belonging to any Charging Company, or in which any Charging Company has an interest at any time, together with:

(a)	all buildings and fixtures (including trade fixtures) and fixed plant and machinery at any time thereon;
(b)	all easements, rights and agreements in respect thereof; and
(c)	the benefit of all covenants given in respect thereof;

"Receivables" means all present and future book debts and other debts, rentals, royalties, fees, VAT and monetary claims and all other amounts at any time recoverable or receivable by, or due or owing to, any Charging Company (whether actual or contingent and whether arising under contract or in any other manner whatsoever) together with:

(a)

the benefit of all rights, guarantees, Security Interests and remedies relating to any of the foregoing (including, without limitation, negotiable instruments, indemnities, reservations of property rights, rights of tracing and unpaid vendor's liens and similar associated rights); and

(b)	all proceeds of any of the foregoing;

"Receiver" means any receiver, receiver and manager or administrative receiver appointed by the Security Trustee under this Deed;

"Related Rights" means, in relation to any Charged Security:

(a)	all dividends, distributions and other income paid or payable on the relevant Charged Security or on any asset referred to in paragraph (b) of this definition;
(b)

all rights, monies or property accruing or offered at any time in relation to such Charged Security whether by way of redemption, substitution, exchange, bonus or preference, under option rights or otherwise;

"Relevant Contract" means each agreement specified in part 2 of schedule 3 (Details of Security Assets) together with each other agreement supplementing or amending or novating or replacing the same;

"Secured Obligations" means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or alone or in any other capacity whatsoever) of any Group Company to any Secured Party under or pursuant to any Finance Document (including all monies covenanted to be paid under this Deed);

"Secured Parties" meansthe Security Trustee, Full Circle Partners, LP (a Delaware limited partnership) (as agent and lender), any other lender from time to time party to the Facilities Agreement and any Receiver;

"Security" means the Security Interests created by or pursuant to this Deed;

"Security Account" has the meaning given to that term in clause 11.5(a)(ii);

"Security Assets" means all property and assets from time to time mortgaged, charged or assigned (or expressed to be mortgaged, charged or assigned) by or pursuant to this Deed;

"Security Documents" means this Deed, the Deed of Priority and any other documents entered into from time to time by any Group Company in favour of the

Security Trustee as security for any and all monies and liabilities due, owning or incurred by any Group Company to the Security Trustee;

"Security Interest" means any mortgage, pledge, lien, charge, assignment by way of security, hypothecation, security interest, title retention, preferential right or trust arrangement or any other security agreement or arrangement having the effect of security;

"Security Period" means the period beginning on the date of this Deed and ending on the date on which:

(a)	all the Secured Obligations have been unconditionally and irrevocably paid and discharged in full; and
(b)	the Security Trustee has no further commitment, obligation or liability under or pursuant to the Finance Documents.

"Spot Rate of Exchange" means the Security Trustee's spot rate of exchange for the purchase of the relevantcurrency with the Base Currency in the London or New York foreign exchange markets at or about 11.00 am (local time) on a particular day;

"Taxes" means anytax, levy, impost or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or delay in paying any of the same);

"Tesco" means the Tesco account handled by Oakwood Distribution Limited (company number 05721635);

"Tesco Debt" means a Debt payable by Tesco pursuant to a customer order listed in schedule 8 (Customer Orders);

"Waterways World" means Waterways World Limited (company number 03181150); and

"Waterways World Debt" means a Debt payable by Waterways World pursuant to a customer order listed in schedule 8 (Customer Orders).

1.2	Interpretation
(a)	Unless a contrary indication appears, any reference in this Deed to:
(i)	the "Company", a "Charging Company" or the "Security Trustee" shall be construed so as to include its successors in title, permitted assigns and permitted transferees;
(ii)

"this Deed", the "Facilities Agreement", any other "Finance Document" or any other agreement or instrument shall be construed as a reference to this Deed, the Facilities Agreement, such other Finance Document or such other agreement or instrument as amended, supplemented, extended, restated, novated and/or replaced in any manner from time to time  (however fundamentally and even if any of the same increases the obligations of any Group Company or provides for further advances);

(iii)	"assets" includes any present and future properties, revenues and rights of every description and includes uncalled capital;
(iv)	an Event of Default that is "continuing" shall be construed as meaning an Event of Default that has not been waived in writing by the Security Trustee;
(v)	"including" or "includes" means including or includes without limitation;
(vi)	"Secured Obligations" includes obligations and liabilities which would be treated as such but for the liquidation, administration or dissolution of or similar event affecting any Group Company;
(vii)	a provision of law is a reference to that provision as amended or re-enacted; and
(viii)	the singular includes the plural and vice versa.
(b)

References to clauses, paragraphs and schedules are to be construed, unless otherwise stated, as references to clauses, paragraphs and schedules of this Deed and references to this Deed include its schedules.

(c)	Clause and schedule headings are for convenience only and shall not affect the construction of this Deed.
(d)	Each undertaking of any Charging Company (other than a payment obligation) contained in this Deed must be complied with at all times during the Security Period.
(e)

The terms of the other Finance Documents and of any side letters between any of the parties thereto in relation to any Finance Document are incorporated in this Deed to the extent required to ensure that any disposition of the Property contained in this Deed is a valid disposition in accordance with section 2(1) of the Law of Property (Miscellaneous Provisions) Act 1989.

(f)

If the Security Trustee reasonably considers that an amount paid by any Charging Company to the Security Trustee under a Finance Document is capable of being avoided or otherwise set aside on the liquidation or administration of such Charging Company, then that amount shall not be considered to have been irrevocably paid for the purposes of this Deed.

(g)

The liabilities and obligations of each Charging Company under this Deed shall be joint and several. Each Charging Company agrees to be bound by this Deed notwithstanding that any other Charging Company which was intended to sign or be bound by this Deed did not so sign or is not bound by this Deed.

(h)	The Parties intend that this document shall take effect as a deed notwithstanding the fact that a Party may only execute this document under hand.
1.3	Third party rights

A person who is not a Party shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Deed.

1.4	Trust

All Security Interests and dispositions made or created and all obligations and undertakings contained in this Deed to, in the favour of or for the benefit of the Security Trustee are made, created and entered into in favour of the Security Trustee as trustee for the Secured Parties from time to time.

2.	GUARANTEE AND INDEMNITY
2.1	Guarantee and indemnity

Each Charging Company irrevocably and unconditionally jointly and severally:

(a)	guarantees to the Security Trustee punctual performance by each Group Company of all that Group Company's obligations under the Finance Documents;
(b)

undertakes with the Security Trustee that whenever any Group Company does not pay any amount when due under or in connection with any Finance Document, that Charging Company shall immediately on demand pay that amount as if it was the principal obligor; and

(c)

agrees with each Secured Party that if for any reason, any amount claimed by it under this Deed is not recoverable on the basis of a guarantee, it will be liable as a principal debtor and primary obligor to indemnify that Secured Party against any costs, loss or liability it incurs as a result of a Group Company not paying any amount expressed to be payable by it under any Finance Document on the date when it is expressed to be due. The amount payable by a Charging Company under this indemnity will not exceed the amount it would have had to pay under this Deed if the amount claimed had been recoverable on the basis of a guarantee.

2.2	Extension of guarantee

The guarantee set out in this clause 1.4 is given subject to and with the benefit of the provisions set out in schedule 2 (The Guarantee).

3.	COVENANT TO PAY
3.1	Covenant to pay

Each Charging Company, as principal obligor and not merely as surety, covenants in favour of the Security Trustee that it will pay and discharge the Secured Obligations from time to time when they fall due.

3.2	Default interest
(a)

Any amount which is not paid under this Deed when due shall bear interest (both before and after judgment and payable on demand) from the due date until the date on which such amount is unconditionally and irrevocably paid and discharged in full on a daily basis at the rate and in the manner agreed in the Finance Document under which such amount is payable and, in the absence of such agreement, at the Default Rate from time to time.

(b)	Default interest will accrue from day to day and will be compounded at such intervals as the Security Trustee states are appropriate.
4.	GRANT OF SECURITY
4.1	Nature of security

All Security Interests and dispositions created or made by or pursuant to this Deed are created or made:

(a)	in favour of the Security Trustee;
(b)	with full title guarantee in accordance with the Law of Property (Miscellaneous Provisions) Act 1994; and
(c)	as continuing security for payment of the Secured Obligations.
4.2	Qualifying floating charge

Paragraph 14 of Schedule B1 to the Insolvency Act 1986 applies to any floating charge created by or pursuant to this Deed (and each such floating charge is a qualifying floating charge for the purposes of the Insolvency Act 1986).

5.	FIXED SECURITY
5.1	Fixed charges

Each Charging Company charges and agrees to charge all of its present and future right, title and interest in and to the following assets which are at any time owned by it, or in which it from time to time has an interest:

(a)	by way of first legal mortgage all Property (if any) at the date of this Deed vested in, or charged to, such Charging Company;
(b)	by way of first fixed charge:
(i)	all other Property and all interests in Property (not charged by clause 5.1(a));
(ii)	all licences to enter upon or use land and the benefit of all other agreements relating to land; and
(iii)	the proceeds of sale of all Property;
(c)	by way of first fixed charge all plant and machinery (not charged by clauses 5.1(a) or 5.1(b)) and the benefit of all contracts, licences and warranties relating to the same;
(d)	by way of first fixed charge:
(i)	all computers, vehicles, office equipment and other equipment (not charged by clause 5.1(c)); and
(ii)	the benefit of all contracts, licences and warranties relating to the same,
(e)	by way of:
(i)	first fixed charge the Charged Securities referred to in part 1 of schedule 3 (Details of Security Assets);
(ii)	first fixed charge all other Charged Securities (not charged by clause 5.1(e)(i)),

in each case, together with (A) all Related Rights from time to time accruing to those Charged Securities and (B) all rights which such Charging Company may have at any time against any clearance or settlement system or any custodian in respect of any Charged Investments;

(f)

by way of a first fixed charge all accounts of such Charging Company with any bank, financial institution or other person and all monies at any time standing to the credit of such accounts, in each case, together with all interest from time to time accrued or accruing on such monies, any investment made out of such monies or account and all rights to repayment of any of the foregoing;

(g)	by way of first fixed charge all Intellectual Property;
(h)
(i)	to the extent that any Argos Debt and/or its proceeds are not effectively assigned under clause 5.2, by way of first fixed charge each Argos Debt;
(ii)	to the extent that any Ancillary Rights relating to any Argos Debt are not effectively assigned under clause 5.2, by way of first fixed charge such Ancillary Rights;
(iii)	to the extent that any Atari Debt and/or its proceeds are not effectively assigned under clause 5.2, by way of first fixed charge each Atari Debt;
(iv)	to the extent that any Ancillary Rights relating to any Atari Debt are not effectively assigned under clause 5.2, by way of first fixed charge such Ancillary Rights;
(v)	to the extent that any Blockbuster Debt and/or its proceeds are not effectively assigned under clause 5.2, by way of first fixed charge each Blockbuster Debt;
(vi)	to the extent that any Ancillary Rights relating to any Blockbuster Debt are not effectively assigned under clause 5.2, by way of first fixed charge such Ancillary Rights;
(vii)	to the extent that any CGS Debt and/or its proceeds are not effectively assigned under clause 5.2, by way of first fixed charge each CGS Debt;
(viii)	to the extent that any Ancillary Rights relating to any CGS Debt are not effectively assigned under clause 5.2, by way of first fixed charge such Ancillary Rights;
(ix)	to the extent that any Choices Debt and/or its proceeds are not effectively assigned under clause 5.2, by way of first fixed charge each Choices Debt;
(x)	to the extent that any Ancillary Rights relating to any Choices Debt are not effectively assigned under clause 5.2, by way of first fixed charge such Ancillary Rights;

(xi)	to the extent that any EUK Debt and/or its proceeds are not effectively assigned under clause 5.2, by way of first fixed charge each EUK Debt;
(xii)	to the extent that any Ancillary Rights relating to any EUK Debt are not effectively assigned under clause 5.2, by way of first fixed charge such Ancillary Rights;
(xiii)	to the extent that any Game Debt and/or its proceeds are not effectively assigned under clause 5.2, by way of first fixed charge each Game Debt;
(xiv)	to the extent that any Ancillary Rights relating to any Game Debt are not effectively assigned under clause 5.2, by way of first fixed charge such Ancillary Rights;
(xv)	to the extent that any Gamestation Debt and/or its proceeds are not effectively assigned under clause 5.2, by way of first fixed charge each Gamestation Debt;
(xvi)	to the extent that any Ancillary Rights relating to any Gamestation Debt are not effectively assigned under clause 5.2, by way of first fixed charge such Ancillary Rights;
(xvii)	to the extent that any GEM Debt and/or its proceeds are not effectively assigned under clause 5.2, by way of first fixed charge each GEM Debt;
(xviii)	to the extent that any Ancillary Rights relating to any GEM Debt are not effectively assigned under clause 5.2, by way of first fixed charge such Ancillary Rights;
(xix)	to the extent that any Interfrontiers Debt and/or its proceeds are not effectively assigned under clause 5.2, by way of first fixed charge each Interfrontiers Debt;
(xx)	to the extent that any Ancillary Rights relating to any Interfrontiers Debt are not effectively assigned under clause 5.2, by way of first fixed charge such Ancillary Rights;
(xxi)	to the extent that any Koch Media Debt and/or its proceeds are not effectively assigned under clause 5.2, by way of first fixed charge each Koch Media Debt;
(xxii)	to the extent that any Ancillary Rights relating to any Koch Media Debt are not effectively assigned under clause 5.2, by way of first fixed charge such Ancillary Rights;

(xxiii)	to the extent that any Musicbox Debt and/or its proceeds are not effectively assigned under clause 5.2, by way of first fixed charge each Musicbox Debt;
(xxiv)	to the extent that any Ancillary Rights relating to any Musicbox Debt are not effectively assigned under clause 5.2, by way of first fixed charge such Ancillary Rights;
(xxv)	to the extent that any Play.com Debt and/or its proceeds are not effectively assigned under clause 5.2, by way of first fixed charge each Play.com Debt;
(xxvi)	to the extent that any Ancillary Rights relating to any Play.com Debt are not effectively assigned under clause 5.2, by way of first fixed charge such Ancillary Rights;
(xxvii)	to the extent that any Tesco Debt and/or its proceeds are not effectively assigned under clause 5.2, by way of first fixed charge each Tesco Debt;
(xxviii)	to the extent that any Ancillary Rights relating to any Tesco Debt are not effectively assigned under clause 5.2, by way of first fixed charge such Ancillary Rights;
(xxix)	to the extent that any Waterways World Debt and/or its proceeds are not effectively assigned under clause 5.2, by way of first fixed charge each Waterways World Debt;
(xxx)	to the extent that any Ancillary Rights relating to any Waterways World Debt are not effectively assigned under clause 5.2, by way of first fixed charge such Ancillary Rights;
(i)	to the extent that any Assigned Asset is not effectively assigned under clause 5.2 (Security assignments) or charged under clause 5.1(h), by way of first fixed charge, such Assigned Asset;
(j)	by way of first fixed charge (to the extent not otherwise charged or assigned in this Deed):
(i)	the benefit of all licences, consents, agreements and authorisations held or used in connection with the business of such Charging Company or the use of any of its assets; and
(ii)	any letter of credit issued in favour of such Charging Company and all bills of exchange and other negotiable instruments held by it; and
(k)	by way of first fixed charge all of the goodwill and uncalled capital of such Charging Company.

5.2	Security assignments

Each Charging Company assigns and agrees to assign absolutely (subject to a proviso for reassignment on redemption) all its present and future right, title and interest in and to:

(a)	the Relevant Contracts, all rights and remedies in connection with the Relevant Contracts and all proceeds and claims arising therefrom;
(b)	the Insurances, all claims under the Insurances and all proceeds of the Insurances;
(c)

the Security Accounts and all monies at any time standing to the credit of the Security Accounts, together with all interest from time to time accrued or accruing on such monies, any investment made out of such monies or account and all rights to repayment of any of the foregoing;

(d)
(i)	all Argos Debts and their proceeds now or in the future owing to a Charging Company;
(ii)	all Ancillary Rights relating to any Argos Debts;
(iii)	all Atari Debts and their proceeds now or in the future owing to a Charging Company;
(iv)	all Ancillary Rights relating to any Atari Debts;
(v)	all Blockbuster Debts and their proceeds now or in the future owing to a Charging Company;
(vi)	all Ancillary Rights relating to any Blockbuster Debts;
(vii)	all CGS Debts and their proceeds now or in the future owing to a Charging Company;
(viii)	all Ancillary Rights relating to any CGS Debts;
(ix)	all Choices Debts and their proceeds now or in the future owing to a Charging Company;
(x)	all Ancillary Rights relating to any Choice Debts;
(xi)	all EUK Debts and their proceeds now or in the future owing to a Charging Company;
(xii)	all Ancillary Rights relating to any EUK Debts;
(xiii)	all Game Debts and their proceeds now or in the future owing to a Charging Company;

(xiv)	all Ancillary Rights relating to any Game Debts;
(xv)	all Gamestation Debts and their proceeds now or in the future owing to a Charging Company;
(xvi)	all Ancillary Rights relating to any Gamestation Debts;
(xvii)	all GEM Debts and their proceeds now or in the future owing to a Charging Company;
(xviii)	all Ancillary Rights relating to any GEM Debts;
(xix)	all Interfrontiers Debts and their proceeds now or in the future owing to a Charging Company;
(xx)	all Ancillary Rights relating to any Interfrontiers Debts;
(xxi)	all Koch Media Debts and their proceeds now or in the future owing to a Charging Company;
(xxii)	all Ancillary Rights relating to any Koch Media Debts;
(xxiii)	all Musicbox Debts and their proceeds now or in the future owing to a Charging Company;
(xxiv)	all Ancillary Rights relating to any Musicbox Debts;
(xxv)	all Play.com Debts and their proceeds now or in the future owing to a Charging Company;
(xxvi)	all Ancillary Rights relating to any Play.com Debts;
(xxvii)	all Tesco Debts and their proceeds now or in the future owing to a Charging Company;
(xxviii)	all Ancillary Rights relating to any Tesco Debts;
(xxix)	all Waterways World Debts and their proceeds now or in the future owing to a Charging Company;
(xxx)	all Ancillary Rights relating to any Waterways World Debts; and
(e)	all other Receivables (not assigned under clauses 5.2(a) or 5.2(b) or 5.2(c) or 5.2(d)).

To the extent that any Assigned Asset described in clause 5.2(b) is not assignable, the assignment which that clause purports to effect shall operate as an assignment of all present and future rights and claims of such Charging Company to any proceeds of the Insurances.

5.3	Notice of assignment

Immediately upon execution of this Deed (and immediately upon the obtaining of any Insurance or the execution of any Relevant Contract after the date of this Deed) each Charging Company shall:

(a)

in respect of each Relevant Contract to which it is a party, deliver a duly completed notice of assignment to each other party to that Relevant Contract, and shall use best endeavours to procure that each such party executes and delivers to the Security Trustee on the date of this Deed an acknowledgement, in each case in the respective forms set out in schedule 6 (Form of notice to and acknowledgement by party to Relevant Contract) (or in such other form as the Security Trustee shall agree); and

(b)

in respect of each of its Insurances specified in part 3 of schedule 3 (Details of Security Assets), deliver a duly completed notice of assignment to each other party to that Insurance, and shall use reasonable endeavours to procure that each such party executes and delivers to the Security Trustee on the date of this Deed an acknowledgement, in each case in the respective forms set out in schedule 7 (Form of notice to and acknowledgement by insurers) (or in such other form as the Security Trustee shall agree); and

(c)

deliver a duly completed notice to the Account Bank and shall procure that the Account Bank executes and delivers to the Security Trustee on the date of this Deed an acknowledgement, in each case in the respective forms set out in schedule 5 (Form of notice to and acknowledgement from bank operating Security Accounts) (or in such other form as the Security Trustee shall agree).

5.4	Assigned Assets

The Security Trustee is not obliged to take any steps necessary to preserve any Assigned Asset, to enforce any term of a Relevant Contract against any person or to make any enquiries as to the nature or sufficiency of any payment received by it pursuant to this Deed.

6.	FLOATING CHARGE

Each Charging Company charges and agrees to charge by way of first floating charge all of its present and future:

(a)

assets and undertaking (wherever located) not otherwise effectively charged by way of first fixed mortgage or charge or assigned pursuant to clause 5.1 (Fixed charges), clause 5.2 (Security assignments) or any other provision of this Deed; and

(b)	(whether or not effectively so charged or assigned) heritable property and all other property and assets in Scotland.

7.	CONVERSION OF FLOATING CHARGE
7.1	Conversion by notice

The Security Trustee may, by written notice to a Charging Company, convert the floating charge created under this Deed into a fixed charge as regards all or any of the assets of such Charging Company specified in the notice if:

(a)	an Event of Default has occurred and is continuing; or
(b)

the Security Trustee (acting reasonably) considers any Security Assets (whether or not those specified in the notice) to be in danger of being seized or sold under any form of distress, attachment, execution or other legal process or to be otherwise in jeopardy.

7.2	Small companies

The floating charge created under this Deed by any Charging Company shall not convert into a fixed charge solely by reason of a moratorium being obtained under the Insolvency Act 2000 (or anything done with a view to obtaining such a moratorium) in respect of such Charging Company.

7.3	Automatic conversion

The floating charge created under this Deed shall (in addition to the circumstances in which the same will occur under general law) automatically convert into a fixed charge:

(a)	in relation to any Security Asset which is subject to a floating charge if:
(i)	such Charging Company creates (or attempts or purports to create) any Security Interest on or over the relevant Security Asset without the prior written consent of the Security Trustee; or
(ii)	any third party levies or attempts to levy any distress, execution, attachment or other legal process against any such Security Asset; and
(b)

over all Security Assets of a Charging Company which are subject to a floating charge if an administrator is appointed in respect of such Charging Company or the Security Trustee receives notice of intention to appoint such an administrator.

7.4	Partial conversion

The giving of a notice by the Security Trustee pursuant to clause 7.1 (Conversion by notice) in relation to any class of assets of any Charging Company shall not be construed as a waiver or abandonment of the rights of the Security Trustee to serve similar notices in respect of any other class of assets or of any other right of the Security Trustee.

8.	CONTINUING SECURITY
8.1	Continuing security

The Security is continuing and will extend to the ultimate balance of the Secured Obligations regardless of any intermediate payment or discharge in whole or in part. This Deed shall remain in full force and effect as a continuing security for the duration of the Security Period.

8.2	Additional and separate security

This Deed is in addition to, without prejudice to, and shall not merge with, any other right, remedy, guarantee or Security Interest which the Security Trustee may at any time hold for any Secured Obligation.

8.3	Right to enforce

This Deed may be enforced against each or any Charging Company without the Security Trustee first having recourse to any other right, remedy, guarantee or Security Interest held by or available to it.

9.	LIABILITY OF CHARGING COMPANIES RELATING TO SECURITY ASSETS

Notwithstanding anything contained in this Deed or implied to the contrary, each Charging Company remains liable to observe and perform all conditions and obligations assumed by it in relation to the Security Assets. The Security Trustee is under no obligation to perform or fulfil any such condition or obligation or to make any payment in respect of any such condition or obligation.

10.	REPRESENTATIONS
10.1	General

Each Charging Company makes the representations and warranties set out in this clause 10 to the Security Trustee.

10.2	No Security Interests

Its Security Assets are, or when acquired will be, beneficially owned by such Charging Company free from any Security Interest other than:

(a)	as created by this Deed; and
(b)	as permitted by the Facilities Agreement.
10.3	No avoidance

This Deed creates the Security Interests which it purports to create and is not liable to be avoided or otherwise set aside on the liquidation or administration of any Charging Company or otherwise.

10.4	Ownership of Security Assets

Each Charging Company is the sole legal and beneficial owner of all the Security Assets identified against its name in schedule 3 (Details of Security Assets) except in respect of those Charged Securities (if any) which are held by a nominee for a Charging Company, in which case such Charging Company is the beneficial owner only of such Charged Securities.

10.5	No proceedings pending or threatened

No litigation, arbitration or administrative proceeding has currently been started or threatened in relation to any Security Asset.

10.6	Charged Securities

The Charged Securities are fully paid and the Charged Securities listed in part 1 of schedule 3 (Details of Security Assets) constitute the entire share capital owned by each Charging Company in the relevant company.

10.7	Time when representations made
(a)	All the representations and warranties in this clause 10 are made by each Charging Company on the date of this Deed and are also deemed to be made by each Charging Company:
(i)	on the date of each request for a Loan and on each utilisation date of a Loan; and
(ii)	on the first day of each interest period.
(b)

Each representation or warranty deemed to be made after the date of this Deed shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

11.	UNDERTAKINGS BY CHARGING COMPANIES
11.1	Restrictions on dealing

No Charging Company shall do or agree to do any of the following without the prior written consent of the Security Trustee:

(a)

create or permit to subsist any Security Interest on any Security Asset except a lien arising by operation of law in the ordinary course of trading which does not secure indebtedness for borrowed money.

(b)

sell, transfer, lease, lend or otherwise dispose of (whether by a single transaction or a number of transactions and whether related or not) the whole or any part of its interest in any Security Asset except for the sale at full market value of stock in trade in the usual course of trading as conducted by such Charging Company at the date of this Deed.

11.2	Security Assets generally

Each Charging Company shall:

(a)	permit the Security Trustee (or its designated representatives), on reasonable written notice:
(i)	access during normal office hours to the accounting records of such Charging Company and to any documents and records relating to the Security Assets; and
(ii)	to inspect, take extracts from, and make photocopies of, the same,

and to provide (at the expense of such Charging Company), such clerical and other assistance which the Security Trustee may reasonably require to do this;

(b)

notify the Security Trustee within 14 days of receipt of every material notice, order, application, requirement or proposal given or made in relation to the Security Assets by any competent authority, and (if required by the Security Trustee) immediately provide it with a copy of the same and either (A) comply with such notice, order, application, requirement or proposal or (B) make such objections to the same as the Security Trustee may require or approve;

(c)	duly and punctually pay all rates, rents, Taxes, and other outgoings owed by it in respect of the Security Assets;
(d)

comply in all material respects with all obligations in relation to the Security Assets under any present or future law, regulation, order or instrument or under any bye-laws, regulations or requirements of any competent authority or other approvals, licences or consents;

(e)	comply with all covenants and obligations affecting the Security Assets (or their manner of use) ;
(f)	not, except with the prior written consent of the Security Trustee, enter into any onerous or restrictive obligation affecting any Security Asset;
(g)

unless the Security Trustee otherwise confirms in writing and without prejudice to clause 11.6(a), deposit with the Security Trustee all deeds and documents of title relating to the Security Assets (each of which the Security Trustee may hold throughout the Security Period);

(h)	provide the Security Trustee with all information which it may reasonably request in relation to the Security Assets;
(i)

not do, cause or permit to be done anything which may in any way depreciate, jeopardise or otherwise prejudice the value or marketability of any Security Asset (or make any omission which has such an effect).

11.3	Insurance
(a)	Each of the Charging Companies will effect and maintain insurances at its own expense in respect of all its assets and business with insurers previously approved by the Security Trustee in writing.
(i)	Such insurances shall (in addition to complying with the requirements as to maintenance of insurance in the other Finance Documents):
(ii)

provide cover against (A) loss or damage by fire (B) all risks which are normally insured against by other prudent companies owning or possessing similar assets and carrying on similar businesses and (C) all other risks which the Security Trustee may from time to time specify;

(iii)	be in such amounts as would in the circumstances be prudent for such companies; and
(iv)	have the interest of the Security Trustee as mortgagee noted on all relevant policies.
(b)

Each Charging Company will supply to the Security Trustee on request copies of each policy of Insurance required to be maintained in accordance with this clause 11.3, together with the current premium receipts relating to it.

(c)	Each Charging Company will:
(i)	promptly pay all premiums relating to the Insurances; and
(ii)

supply to the Security Trustee on request copies of each policy of Insurance which is required to be maintained in accordance with this clause 11.3, together with the current premium receipts relating to it.

(d)

Each Charging Company will ensure that the Insurance is on such terms and contains such clauses as the Security Trustee may reasonably require and in particular, but without limitation, on terms that the relevant insurer will inform the Security Trustee:

(i)	of any cancellation, alteration, termination or expiry of any such Insurance at least 30 days before it is due to take effect;
(ii)	of any default in the payment of any premium or failure to renew the Insurance at least 30 days before the renewal date;
(iii)	of any act, omission or event of which the insurer has knowledge which may make any Insurance void, voidable or unenforceable (in whole or in part).
(e)

The Borrower will not do or permit to be done or omit to do anything which may render any Insurance void, voidable or unenforceable (in whole or in part) and will not vary, amend or terminate any Insurance policy.

(f)

If at any time any Charging Company defaults in effecting or keeping up the insurances referred to in this clause 11.3, or in producing any Insurance policy or receipt to the Security Trustee on demand, the Security Trustee may take out or renew such policies of insurance in any sum which the Security Trustee may reasonably think expedient. All monies which are expended by the Security Trustee in doing so shall be deemed to be properly paid by the Security Trustee and shall be reimbursed by such Charging Company on demand.

(g)	In relation to the proceeds of Insurances:
(i)	each of the Charging Companies will notify the Security Trustee if any claim arises or may be made under the Insurances;
(ii)	the Security Trustee shall have the sole right to settle or sue for any such claim and give any discharge for insurance monies; and

all claims and monies received or receivable under any Insurances must (subject to the rights or claims of any lessor or landlord of any part of the Security Assets) be applied in repairing, replacing, restoring or rebuilding the property damaged or destroyed or (after the occurrence of an Event of Default which is continuing in permanent reduction of the Secured Obligations in such order as the Security Trustee sees fit.

11.4	Intellectual Property

Unless the Security Trustee is of the opinion that the relevant Intellectual Property is of minor importance to the Group, each Charging Company shall:

(a)

do all acts as are reasonably practicable to maintain, protect and safeguard (including, without limitation, registration with all relevant authorities) its Intellectual Property and not discontinue the use of any of its Intellectual Property; and

(b)

take all such reasonable steps, including the commencement of legal proceedings, as may be necessary to safeguard and maintain the validity, reputation, integrity, registration or subsistence of its Intellectual Property.

11.5	Dealings with and realisation of Receivables and operation of Security Accounts
(a)	Each Charging Company shall:
(i)

without prejudice to clause 11.1 (Restrictions on dealing) (but in addition to the restrictions in that clause), not, without the prior written consent of the Security Trustee, sell, assign, charge, factor or discount or in any other manner deal with any Receivable;

(ii)	collect all Receivables in the ordinary course of trading as agent for the Security Trustee and immediately upon receipt pay all monies which it receives in respect of the Receivables into:

(A)	such specially designated account(s) with the Security Trustee as the Security Trustee may from time to time direct; or
(B)	such other account(s) with such other bank as the Security Trustee may from time to time direct,

(each such account together with all additions to or renewals or replacements thereof (in whatever currency) being a "Security Account") and pending such payment, hold all monies so received upon trust for the Security Trustee; and

(iii)

where any Security Account is not maintained with the Security Trustee, deliver to the relevant Account Bank a duly completed notice and procure that such Account Bank executes and delivers to the Security Trustee an acknowledgement, in each case in the respective forms set out in schedule 5 (Form of notice to and acknowledgement from bank operating Security Accounts).

(b)	The original Account Bank is Barclays Bank PLC unless the Security Trustee specifies otherwise.
(c)

No Charging Company shall withdraw, attempt or be entitled to withdraw (or direct any transfer of) all or any part of the monies in any Security Account without the prior written consent of the Security Trustee and the Security Trustee shall be entitled (in its absolute discretion) to refuse to permit any such withdrawal or transfer.

(d)

Each Charging Company shall deal with the Receivables (both collected and uncollected) and the Security Accounts in accordance with any directions given in writing from time to time by the Security Trustee and, in default of and subject to such directions, in accordance with this Deed.

(e)

Each Charging Company shall deliver to the Security Trustee such information as to the amount and nature of its Receivables as the Security Trustee may from time to time reasonably require (taking into account the requirements of the Finance Documents).

11.6	Charged Investments
(a)

Each Charging Company shall, immediately upon execution of this Deed or (if later), as soon as is practicable after its acquisition of any Charged Securities in certificated form, by way of security for the Secured Obligations:

(i)	deposit with the Security Trustee or, as the Security Trustee may direct, all certificates and other documents of title or evidence of ownership to the Charged Securities and their Related Rights; and
(ii)

execute and deliver to the Security Trustee instruments of transfer in respect of the Charged Securities (executed in blank and left undated) and/or such other documents as the Security Trustee shall require to enable it (or its nominees) to be registered as the owner of or otherwise to acquire a legal title to the Charged Securities and their Related Rights (or to pass legal title to any purchaser).

(b)

In respect of any Charged Investment held by or on behalf of any nominee of any clearance or settlement system, each Charging Company shall, immediately upon execution of this Deed or (if later) immediately upon acquisition of an interest in such Charged Investment, deliver to the Security Trustee duly executed stock notes or other documents in the name of the Security Trustee (or as it may direct) issued by such nominee and representing or evidencing any benefit or entitlement to such Charged Investment.

(c)	Each Charging Company shall:
(i)	promptly give notice to any custodian of any agreement with such Charging Company in respect of any Charged Investment in a form the Security Trustee may require; and
(ii)	use its best endeavours to ensure that the custodian acknowledges that notice in a form the Security Trustee may require.
(d)	If so requested by the Security Trustee, each Charging Company shall:
(i)

instruct any clearance system to transfer any Charged Investment held by it for such Charging Company or its nominee to an account of the Security Trustee or its nominee with such clearance system; and

(ii)	take whatever action the Security Trustee may request for the dematerialisation or rematerialisation of any Charged Investment held in a clearance system.
(e)

Without prejudice to the rest of this clause 11.6, the Security Trustee may, at the expense of the relevant Charging Company, take whatever action is required for the dematerialisation or rematerialisation of the Charged Investments .

(f)	Each Charging Company shall promptly pay all calls or other payments which may become due in respect of its Charged Investments.
(g)

No Charging Company shall nominate another person to enjoy or exercise all or any specified rights of the Charging Company in relation to its Charged Investments, as contemplated by section 145 of the Companies Act 2006 or otherwise.

11.7	Rights in respect of Charged Investments
(a)	Until an Event of Default occurs, each Charging Company shall be entitled to:
(i)	receive and retain all dividends, distributions and other monies paid on or derived from its Charged Securities; and

(ii)

exercise all voting and other rights and powers attaching to its Charged Securities, provided that it must not do so in a manner which (A) has the effect of changing the terms of such Charged Securities (or any class of them) or of any Related Rights or (B) which is prejudicial to the interests of the Security Trustee.

(b)

At any time following the occurrence of an Event of Default which is continuing, the Security Trustee may complete the instrument(s) of transfer for all or any Charged Securities on behalf of any Charging Company in favour of itself or such other person as it may select.

(c)	At any time when any Charged Security is registered in the name of the Security Trustee or its nominee, the Security Trustee shall be under no duty to:
(i)	ensure that any dividends, distributions or other monies payable in respect of such Charged Security are duly and promptly paid or received by it or its nominee; or
(ii)	verify that the correct amounts are paid or received; or
(iii)	take any action in connection with the taking up of any (or any offer of any) Related Rights in respect of or in substitution for any such Charged Security.
11.8	Relevant Contracts
(a)

No Charging Company shall, except with the prior written consent of the Security Trustee, amend or waive any term of any Relevant Contract, terminate any Relevant Contract or release any other party from its obligations under any Relevant Contract.

(b)

Each Charging Company shall duly perform its obligations under each Relevant Contract, shall notify the Security Trustee of any material default by it or any other party under any Relevant Contract and shall not take any action which will reduce or impede recoveries in respect of any Assigned Asset.

(c)	Each Charging Company shall provide to the Security Trustee as soon as practicable upon receipt copies of all notices and information received by it from any other party to any Relevant Contract.
12.	POWER TO REMEDY
12.1	Power to remedy

If at any time a Charging Company does not comply with any of its obligations under this Deed, the Security Trustee (without prejudice to any other rights arising as a consequence of such non-compliance) shall be entitled (but not bound) to rectify that default. The relevant Charging Company irrevocably authorises the Security Trustee and its employees and agents by way of security to do all things (including entering the property of such Charging Company) which are necessary or desirable to rectify that default.

12.2	Mortgagee in possession

The exercise of the powers of the Security Trustee under this clause 12 shall not render it liable as a mortgagee in possession.

12.3	Monies expended

The relevant Charging Company shall pay to the Security Trustee on demand any monies which are expended by the Security Trustee in exercising its powers under this clause 12, together with interest at the Default Rate from the date on which those monies were expended by the Security Trustee (both before and after judgment) and otherwise in accordance with clause 3.2 (Default interest).

13.	WHEN SECURITY BECOMES ENFORCEABLE
13.1	When enforceable

This Security shall become immediately enforceable upon the occurrence of an Event of Default and shall remain so for so long as such Event of Default is continuing.

13.2	Statutory powers

The power of sale and other powers conferred by section 101 of the Act (as amended or extended by this Deed) shall be immediately exercisable upon and at any time after the occurrence of any Event of Default and for so long as such Event of Default is continuing.

13.3	Enforcement

After this Security has become enforceable, the Security Trustee may in its absolute discretion enforce all or any part of the Security in such manner as it sees fit.

14.	ENFORCEMENT OF SECURITY
14.1	General

For the purposes of all powers implied by statute, the Secured Obligations are deemed to have become due and payable on the date of this Deed. Sections 93 and 103 of the Act shall not apply to the Security. The statutory powers of leasing conferred on the Security Trustee are extended so as to authorise the Security Trustee to lease, make agreements for leases, accept surrenders of leases and grant options as the Security Trustee may think fit and without the need to comply with section 99 or 100 of the Act.

14.2	Powers of Security Trustee
(a)	At any time after the Security becomes enforceable (or if so requested by any Charging Company by written notice at any time), the Security Trustee may without further notice (unless required by law):
(i)	appoint any person (or persons) to be a receiver, receiver and manager or administrative receiver of all or any part of the Security Assets and/or of the income of the Security Assets; and/or
(ii)	appoint or apply for the appointment of any person who is appropriately qualified as administrator of a Charging Company; and/or
(iii)

exercise all or any of the powers conferred on mortgagees by the Act (as amended or extended by this Deed) and/or all or any of the powers which are conferred by this Deed on a Receiver, in each case without first appointing a Receiver or notwithstanding the appointment of any Receiver; and/or

(iv)

exercise (in the name of any Charging Company and without any further consent or authority of such Charging Company) any voting rights and any powers or rights which may be exercised by the person(s) in whose name the Charged Investments are registered, or who is the holder of any of them.

(b)

The Security Trustee is not entitled to appoint a Receiver in respect of any Security Assets of any Charging Company which are subject to a charge which (as created) was a floating charge solely by reason of a moratorium being obtained under the Insolvency Act 2000 (or anything done with a view to obtaining such a moratorium) in respect of such Charging Company.

14.3	Redemption of prior mortgages

At any time after the Security has become enforceable, the Security Trustee may:

(a)	redeem any prior Security Interest against any Security Asset; and/or
(b)	procure the transfer of that Security Interest to itself; and/or
(c)	settle and pass the accounts of the holder of any prior Security Interest and any accounts so settled and passed shall be conclusive and binding on each Charging Company.

All principal, interest, costs, charges and expenses of and incidental to any such redemption and/or transfer shall be paid by the relevant Charging Company to the Security Trustee on demand.

14.4	Privileges
(a)

Each Receiver and the Security Trustee is entitled to all the rights, powers, privileges and immunities conferred by the Act on mortgagees and receivers when such receivers have been duly appointed under the Act, except that section 103 of the Act does not apply.

(b)

To the extent that the Security Assets constitute "financial collateral" and this Deed and the obligations of any Charging Company under this Deed constitute a "security financial collateral arrangement" (in each case for the purpose of and as defined in the Financial Collateral Arrangements (No. 2) Regulations 2003 (SI 2003 No. 3226)) each Receiver and the Security Trustee shall have the right after this Security has become enforceable to appropriate all or any part of that financial collateral in or towards the satisfaction of the Secured Obligations.

(c)

For the purpose of clause 14.4(b) above, the value of the financial collateral appropriated shall be such amount as the Receiver or Security Trustee reasonably determines having taken into account advice obtained by it from an independent investment or accountancy firm of national standing selected by it.

14.5	No liability
(a)

Neither the Security Trustee nor any Receiver shall be liable (A) in respect of all or any part of the Security Assets or (B) for any loss or damage which arises out of the exercise or the attempted or purported exercise of, or the failure to exercise any of, its or his respective powers (unless such loss or damage is caused by its or his gross negligence or wilful misconduct).

(b)

Without prejudice to the generality of clause 14.5(a), neither the Security Trustee nor any Receiver shall be liable, by reason of entering into possession of a Security Asset, to account as mortgagee in possession or for any loss on realisation or for any default or omission for which a mortgagee in possession might be liable.

14.6	Protection of third parties

No person (including a purchaser) dealing with the Security Trustee or any Receiver or its or his agents will be concerned to enquire:

(a)	whether the Secured Obligations have become payable; or
(b)	whether any power which the Security Trustee or the Receiver is purporting to exercise has become exercisable; or
(c)	whether any money remains due under any Finance Document; or
(d)	how any money paid to the Security Trustee or to the Receiver is to be applied.

15.	RECEIVER
15.1	Removal and replacement

The Security Trustee may from time to time remove any Receiver appointed by it (subject, in the case of an administrative receivership, to section 45 of the Insolvency Act 1986) and, whenever it may deem appropriate, may appoint a new Receiver in the place of any Receiver whose appointment has terminated.

15.2	Multiple Receivers

If at any time there is more than one Receiver of all or any part of the Security Assets and/or the income of the Security Assets, each Receiver shall have power to act individually (unless otherwise stated in the appointment document).

15.3	Remuneration

Any Receiver shall be entitled to remuneration for his services at a rate to be fixed by agreement between him and the Security Trustee (or, failing such agreement, to be fixed by the Security Trustee).

15.4	Payment by Receiver

Only monies actually paid by a Receiver to the Security Trustee in relation to the Secured Obligations shall be capable of being applied by the Security Trustee in discharge of the Secured Obligations.

15.5	Agent of Charging Companies

Any Receiver shall be the agent of the Charging Company in respect of which it is appointed. Such Charging Company shall (subject to the Companies Act 1985 or the Companies Act 2006, as applicable, and the Insolvency Act 1986) be solely responsible for his acts and defaults and for the payment of his remuneration. The Security Trustee shall incur no liability (either to such Charging Company or to any other person) by reason of the appointment of a Receiver or for any other reason.

16.	POWERS OF RECEIVER
16.1	General powers

Any Receiver shall have:

(a)	all the powers which are conferred by the Act on mortgagees in possession and receivers appointed under the Act;
(b)	(whether or not he is an administrative receiver) all the powers which are listed in schedule 1 of the Insolvency Act 1986; and
(c)	all powers which are conferred by any other law conferring power on receivers.

16.2	Additional powers

In addition to the powers referred to in clause 16.1 (General powers), a Receiver shall have the following powers:

(a)	to take possession of, collect and get in all or any part of the Security Assets and/or income in respect of which he was appointed;
(b)	to manage the Security Assets and the business of any Charging Company as he thinks fit;
(c)

to redeem any security and to borrow or raise any money and secure the payment of any money in priority to the Secured Obligations for the purpose of the exercise of his powers and/or defraying any costs or liabilities incurred by him in such exercise;

(d)

to sell or concur in selling, leasing or otherwise disposing of all or any part of the Security Assets in respect of which he was appointed without the need to observe the restrictions imposed by section 103 of the Act. Fixtures may be severed and sold separately from the Property containing them, without the consent of any Charging Company. The consideration for any such transaction may consist of cash, debentures or other obligations, shares, stock or other valuable consideration (and the amount of such consideration may be dependent upon profit or turnover or be determined by a third party). Any such consideration may be payable in a lump sum or by instalments spread over such period as he thinks fit;

(e)

to alter, improve, develop, complete, construct, modify, refurbish or repair any building or land and to complete or undertake or concur in the completion or undertaking (with or without modification) of any project in which any Charging Company was concerned or interested before his appointment (being a project for the alteration, improvement, development, completion, construction, modification, refurbishment or repair of any building or land);

(f)

to carry out any sale, lease or other disposal of all or any part of the Security Assets by conveying, transferring, assigning or leasing the same in the name of the relevant Charging Company and, for that purpose, to enter into covenants and other contractual obligations in the name of, and so as to bind, such Charging Company;

(g)

to take any such proceedings (in the name of any of the relevant Charging Companies or otherwise) as he shall think fit in respect of the Security Assets and/or income in respect of which he was appointed (including proceedings for recovery of rent or other monies in arrears at the date of his appointment);

(h)	to enter into or make any such agreement, arrangement or compromise as he shall think fit;
(i)	to insure, and to renew any insurances in respect of, the Security Assets as he shall think fit (or as the Security Trustee shall direct);

(j)

to appoint and employ such managers, officers and workmen and engage such professional advisers as he shall think fit (including, without prejudice to the generality of the foregoing power, to employ his partners and firm);

(k)	to form one or more Subsidiaries of any Charging Company, and to transfer to any such Subsidiary all or any part of the Security Assets;
(l)	to operate any rent review clause in respect of any Property in respect of which he was appointed (or any part thereof) and to apply for any new or extended lease; and
(m)	to:
(i)

give valid receipts for all monies and to do all such other things as may seem to him to be incidental or conducive to any other power vested in him or necessary or desirable for the realisation of any Security Asset;

(ii)	exercise in relation to each Security Asset all such powers and rights as he would be capable of exercising if he were the absolute beneficial owner of the Security Assets; and
(iii)	use the name of any Charging Company for any of the above purposes.
17.	APPLICATION OF PROCEEDS
17.1	Application

All monies received by the Security Trustee or any Receiver after the Security has become enforceable shall (subject to the rights and claims of any person having a security ranking in priority to the Security) be applied in the following order:

(a)

first, in satisfaction of, or provision for, all costs, charges and expenses incurred, and payments made by the Security Trustee or any Receiver and of all remuneration due to the Receiver in connection with this Deed or the Security Assets;

(b)	secondly, in or towards satisfaction of the remaining Secured Obligations; and
(c)	thirdly, in payment of any surplus to any Charging Company or other person entitled to it.
17.2	Contingencies

If the Security is enforced at a time when no amounts are due under the Finance Documents (but at a time when amounts may become so due), the Security Trustee or a Receiver may pay the proceeds of any recoveries effected by it into a blocked suspense account.

18.	SET-OFF
18.1	Set-off
(a)

The Security Trustee may (but shall not be obliged to) set off any obligation which is due and payable by any Charging Company and unpaid (whether under the Finance Documents or which has been assigned to the Security Trustee by any other Charging Company) against any obligation (whether or not matured) owed by the Security Trustee to such Charging Company, regardless of the place of payment, booking branch or currency of either obligation.

(b)

At any time after the Security has become enforceable (and in addition to its rights under clause 18.1(a)), the Security Trustee may (but shall not be obliged to) set-off any contingent liability owed by a Charging Company under any Finance Document against any obligation (whether or not matured) owed by the Security Trustee to such Charging Company, regardless of the place of payment, booking branch or currency of either obligation.

(c)	If the obligations are in different currencies, the Security Trustee may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.
(d)	If either obligation is unliquidated or unascertained, the Security Trustee may set off in an amount estimated by it in good faith to be the amount of that obligation.
18.2	Time deposits

Without prejudice to clause 18.1 (Set-off), if any time deposit matures on any account which any Charging Company has with the Security Trustee at a time within the Security Period when:

(a)	this Security has become enforceable; and
(b)	no Secured Obligation is due and payable,

such time deposit shall automatically be renewed for such further maturity as the Security Trustee in its absolute discretion considers appropriate unless the Security Trustee otherwise agrees in writing.

19.	DELEGATION

Each of the Security Trustee and any Receiver may delegate, by power of attorney (or in any other manner) to any person, any right, power or discretion exercisable by it under this Deed upon any terms (including power to sub-delegate) which it may think fit. Neither the Security Trustee nor any Receiver shall be in any way liable or responsible to any Charging Company for any loss or liability arising from any act, default, omission or misconduct on the part of any such delegate or sub-delegate.

20.	FURTHER ASSURANCES
20.1	Further action

Each Charging Company shall, at its own expense, promptly take whatever action the Security Trustee or a Receiver may require for:

(a)	creating, perfecting or protecting the Security Interests intended to be created by this Deed; and
(b)

facilitating the realisation of any Security Asset or the exercise of any right, power or discretion exercisable by the Security Trustee or any Receiver or any of its or his delegates or sub-delegates in respect of any Security Asset, including the execution of any transfer, conveyance, assignment or assurance of any property whether to the Security Trustee or to its nominees, the giving of any notice, order or direction and the making of any registration which in any such case the Security Trustee may think expedient.

20.2	Specific security

Without prejudice to the generality of clause 20.1 (Further action), each Charging Company shall forthwith at the request of the Security Trustee execute a legal mortgage, charge, assignment, assignation or other security over any Security Asset which is subject to or intended to be subject to any fixed security created by this Deed in favour of the Security Trustee (including any arising or intended to arise pursuant to clause 7 (Conversion of floating charge)) in such form as the Security Trustee may reasonably require.

21.	POWER OF ATTORNEY

Each Charging Company, by way of security, irrevocably and severally appoints the Security Trustee, each Receiver and any of its or his delegates or sub-delegates to be its attorney to take any action which such Charging Company is obliged to take under this Deed, including under clause 20 (Further assurances). Each Charging Company ratifies and confirms whatever any attorney does or purports to do pursuant to its appointment under this clause.

22.	PAYMENTS
22.1	Payments

Subject to clause 22.2 (Gross-up), all payments to be made by a Charging Company in respect of this Deed shall be made:

(a)	in immediately available funds to the credit of such account as the Security Trustee may designate; and

(b)	without (and free and clear of, and without any deduction for or on account of):
(i)	any set-off or counterclaim; or
(ii)	except to the extent compelled by law, any deduction or withholding for or on account of Tax.
22.2	Gross-up

If any Charging Company is compelled by law to make any deduction or withholding from any sum payable under this Deed to the Security Trustee, the sum so payable by such Charging Company shall be increased so as to result in the receipt by the Security Trustee of a net amount equal to the full amount expressed to be payable under this Deed.

23.	STAMP DUTY

Each Charging Company shall:

(a)

pay all present and future stamp, registration and similar Taxes or charges which may be payable, or determined to be payable, in connection with the execution, delivery, performance or enforcement of this Deed or any judgment given in connection therewith; and

(b)

indemnify the Security Trustee and any Receiver on demand against any and all costs, losses or liabilities (including, without limitation, penalties) with respect to, or resulting from, its delay or omission to pay any such stamp, registration and similar Taxes or charges.

24.	COSTS AND EXPENSES
24.1	Transaction and amendment expenses

Each Charging Company shall promptly on demand pay to the Security Trustee the amount of all reasonable costs, charges and expenses (including, without limitation, legal fees, valuation, accountancy and consultancy fees (and any VAT or similar Tax thereon)) reasonably incurred by the Security Trustee in connection with:

(a)	the negotiation, preparation, printing, execution, registration, perfection and completion of this Deed, the Security or any document referred to in this Deed; or
(b)	any actual or proposed amendment or extension of, or any waiver or consent under, this Deed.
24.2	Enforcement and preservation costs

Each Charging Company shall promptly on demand pay to the Security Trustee and any Receiver the amount of all costs, charges and expenses (including (without limitation) legal fees (and any VAT or similar Tax thereon)) incurred by any of them in connection with the enforcement, exercise or preservation (or the attempted enforcement, exercise or preservation) of any of their respective rights under this Deed or any document referred to in this Deed or the Security (including all remuneration of the Receiver).

24.3	Default interest

Any amount demanded under clause 24.1 (Transaction and amendment expenses) or 24.2 (Enforcement and preservation costs) shall bear interest at the Default Rate (both before and after judgment) from the day on which those costs, charges or expenses were paid, incurred or charged by the relevant person and otherwise in accordance with clause 3.2 (Default interest).

25.	CURRENCIES
25.1	Conversion

All monies received or held by the Security Trustee or any Receiver under this Deed may be converted from their existing currency into such other currency as the Security Trustee considers necessary or desirable to cover the obligations and liabilities comprised in the Secured Obligations in that other currency at the Spot Rate of Exchange. Each Charging Company shall indemnify the Security Trustee against all costs, charges and expenses incurred in relation to such conversion. Neither the Security Trustee nor any Receiver shall have any liability to any Charging Company in respect of any loss resulting from any fluctuation in exchange rates after any such conversion.

25.2	Currency indemnity

No payment to the Security Trustee (whether under any judgment or court order or in the liquidation, administration or dissolution of any Charging Company or otherwise) shall discharge the obligation or liability of any Charging Company in respect of which it was made, unless and until the Security Trustee shall have received payment in full in the currency in which the obligation or liability was incurred and, to the extent that the amount of any such payment shall on actual conversion into such currency fall short of such obligation or liability expressed in that currency, the Security Trustee shall have a further separate cause of action against any Charging Company and shall be entitled to enforce the Security to recover the amount of the shortfall.

26.	INDEMNITY

Each Charging Company shall indemnify the Security Trustee, any Receiver and any attorney, agent or other person appointed by the Security Trustee under this Deed and the Security Trustee's officers and employees (each an "Indemnified Party") on demand against any cost, loss, liability or expense (however arising) incurred by any Indemnified Party as a result of or in connection with:

(a)	anything done or omitted in the exercise or purported exercise of the powers contained in this Deed;

(b)	the Security Assets or the use or occupation of them by any person; or
(c)	any breach by any Charging Company of any of its obligations under this Deed.
27.	MISCELLANEOUS
27.1	Appropriation and suspense account
(a)

The Security Trustee may apply all payments received in respect of the Secured Obligations in reduction of any part of the Secured Obligations as it thinks fit. Any such appropriation shall override any appropriation by any Charging Company.

(b)

All monies received, recovered or realised by the Security Trustee under, or in connection with, this Deed may at the discretion of the Security Trustee be credited to a separate interest bearing suspense account for so long as the Security Trustee determines (with interest accruing thereon at such rate, if any, as the Security Trustee may determine for the account of the relevant Charging Company) without the Security Trustee having any obligation to apply such monies and interest or any part thereof in or towards the discharge of any of the Secured Obligations.

27.2	New accounts

If the Security Trustee receives, or is deemed to be affected by, notice, whether actual or constructive, of any subsequent Security Interest affecting any Security Asset and/or the proceeds of sale of any Security Asset or the Guarantee ceases to continue in force, it may open a new account or accounts for any Charging Company. If it does not open a new account, it shall nevertheless be treated as if it had done so at the time when it received or was deemed to have received such notice. As from that time all payments made to the Security Trustee will be credited or be treated as having been credited to the new account and will not operate to reduce any amount of the Secured Obligations.

27.3	Changes to the Parties
(a)	No Charging Company may assign any of its rights under this Deed.
(b)

The Security Trustee may assign or transfer all or any part of its rights under this Deed in accordance with the Facilities Agreement. Each Charging Company shall, immediately upon being requested to do so by the Security Trustee, enter into such documents as may be necessary or desirable to effect such assignment or transfer.

27.4	Memorandum and articles

Each Charging Company certifies that the Security does not contravene any of the provisions of the memorandum or articles of association of that Charging Company.

27.5	Tacking
(a)	Each Secured Party shall perform its obligations under the Facilities Agreement (including any obligation to make available further advances).
(b)	This Deed secures advances already made and further advances to be made.
27.6	Amendments and waivers

Any provision of this Deed may be amended only if the Security Trustee and the Charging Companies so agree in writing and any breach of this Deed may be waived before or after it occurs only if the Security Trustee so agrees in writing. A waiver given or consent granted by the Security Trustee under this Deed will be effective only if given in writing and then only in the instance and for the purpose for which it is given.

27.7	Calculations and certificates

A certificate of the Security Trustee specifying the amount of any Secured Obligation due from a Charging Company (including details of any relevant calculation thereof) shall be prima facie evidence of such amount against each Charging Company in the absence of manifest error.

27.8	Waiver, rights and remedies

No failure to exercise, nor any delay in exercising, on the part of the Security Trustee, any right or remedy under this Deed shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided are cumulative and not exclusive of any rights or remedies provided by law.

28.	NOTICES
28.1	Communications in writing

Any communication to be made under, or in connection with, this Deed shall be made in writing and, unless otherwise stated, may be made by fax or letter (but not by email).

28.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Deed is:

(a)	in the case of each Charging Company, that identified with its name below; and
(b)	in the case of the Security Trustee, that identified with its name below,

or any substitute address, fax number or department or officer as any Charging Company or the Security Trustee may notify to the Charging Companies by not less than five Business Days' notice.

28.3	Delivery
(a)	Subject to clause 28.3(b), any communication or document made or delivered by one Party to another under, or in connection with, this Deed will only be effective:
(i)	if by way of fax, when received in legible form; or
(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post, postage prepaid, in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under clause 28.2 (Addresses), if addressed to that department or officer.

(b)

Any communication or document to be made or delivered to the Security Trustee will be effective only when actually received by the Security Trustee and then only if it is expressly marked for the attention of the department or officer identified with the signature of the Security Trustee below (or any substitute department or officer as the Security Trustee shall specify for this purpose).

(c)

All notices from or to the Charging Companies shall be sent through the Borrower and any communication or document made or delivered to the Borrower in accordance with this clause 28.3 will be deemed to have been made or delivered to each of the Charging Companies.

29.	ACCESSION

Each Charging Company irrevocably authorises the Company to agree to, and execute as a deed, any duly completed Accession Deed as agent for and on behalf of such Charging Company.

30.	PARTIAL INVALIDITY

All the provisions of this Deed are severable and distinct from one another and if at any time any provision is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of any of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

31.	RELEASE

Upon the expiry of the Security Period (but not otherwise) the Security Trustee shall, at the request and cost of the Charging Companies, take whatever action is necessary to release or re-assign (without recourse or warranty) the Security Assets from the Security.

32.	COUNTERPARTS

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures (and seals, if any) on the counterparts were on a single copy of this Deed.

33.	GOVERNING LAW

This Deed and any non-contractual obligations arising out of or in connection with it shall be governed by English law.

IN WITNESS of which this Deed has been duly executed by each Original Charging Company as a deed and duly executed by the Security Trustee and has been delivered on the first date specified on page 1 of this Deed.

SCHEDULE 1

Original Charging Companies

Company name	Company number
EMPIRE INTERACTIVE PLC	02453777
EMPIRE INTERACTIVE EUROPE LIMITED	02172439
EMPIRE INTERACTIVE HOLDINGS LIMITED	03531020

SCHEDULE 2

The Guarantee

1.	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Charging Company under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

2.	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Charging Company or any security for those obligations or otherwise) made by a Secured Party in whole or in part on the faith of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Charging Company under this Deed will continue or be reinstated as if the discharge, release or arrangement had not occurred.

3.	Waiver of defences

The obligations of each Charging Company under this Deed will not be affected by an act, omission, matter or thing which, but for this Deed, would reduce, release or prejudice any of its obligations under this Deed (without limitation and whether or not known to it or to the Security Trustee or any other Secured Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Charging Company or other person;
(b)	the release of any other Charging Company or any other person under the terms of any composition or arrangement with any creditor of any Group Company;
(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Charging Company or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Charging Company or any other person;
(e)

any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case, however fundamental and of whatsoever nature) or replacement of a Finance Document or any other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or
(g)	any insolvency, administration or similar proceedings.
4.	Guarantor Intent

Without prejudice to the generality of clause 3 (Waiver of Defences), each Charging Company expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities, refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

5.	Immediate recourse

Each Charging Company waives any right it may have of first requiring the Security Trustee to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Charging Company under this Deed. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

6.	Appropriations

Until all amounts which may be or become payable by the Charging Companies under or in connection with the Finance Documents have been irrevocably paid in full, the Security Trustee (or any trustee or agent on its behalf) may:

(a)

refrain from applying or enforcing any other monies, security or rights held or received by the Security Trustee (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Charging Company shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any monies received from any Charging Company or on account of any Charging Company's liability under this Deed.
7.	Deferral of Guarantors' rights

Until all amounts which may be or become payable by the Charging Companies under or in connection with the Finance Documents have been irrevocably paid in full and unless the Security Trustee otherwise directs, no Charging Company will exercise any rights which it may have by reason of performance by it of its obligations under the

Finance Documents or by reason of any amount being payable, or liability arising, under this Deed:

(a)	to be indemnified by a Charging Company;
(b)	to claim any contribution from any other guarantor of any Charging Company's obligations under the Finance Documents;
(c)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Security Trustee under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Secured Party;

(d)

to bring legal or other proceedings for an order requiring any Group Company to make any payment, or perform any obligation, in respect of which any Charging Company has given a guarantee, undertaking or indemnity under clause 2.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any Group Company; and/or
(f)	to claim or prove as a creditor of any Group Company in competition with any Secured Party.

If a Charging Company receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Security Trustee by the Group Companies under or in connection with the Finance Documents to be repaid in full on trust for the Security Trustee and shall promptly pay or transfer the same to the Security Trustee.

8.	Additional security

This guarantee is in addition to, and is not in any way prejudiced by, any other guarantee or security at the date of this guarantee or subsequently held by the Security Trustee.

SCHEDULE 3

Part 3 – Insurances

SCHEDULE 4

Form of notice to and acknowledgement from bank operating Security Accounts

To: [insert name and address of Account Bank]

Dated:	2008

Dear Sirs

Re:	Account Holder: Empire Interactive Europe Limited (the "Charging Company")
Security Account Nos: [♦ sterling] and [♦ euro] (the "Security Account[s]")
Account Branch: [♦ ]

1.

We give notice that, by a composite guarantee and debenture dated                     2008 (the "Debenture"), we have charged to Full Circle Partners, LP (the "Security Trustee") all our present and future right, title and interest in and to:

(a)	the Security Accounts, all monies from time to time standing to the credit of the Security Accounts and all additions to or renewals or replacements thereof (in whatever currency); and
(b)	any other account from time to time maintained with you by the Charging Company and all monies at any time standing to the credit of such accounts,

(together the "Charged Accounts") and to all interest from time to time accrued or accruing on the Charged Accounts, any investment made out of any such monies or account and all rights to repayment of any of the foregoing by you.

2.	We advise you that, under the terms of the Debenture, we are not entitled to withdraw any monies from the Security Accounts without first having obtained written consent of the Security Trustee.
3.	We irrevocably authorise and instruct you from time to time:
(a)	unless the Security Trustee so authorises you in writing, not to permit withdrawals from the Security Accounts;
(b)	to hold all monies from time to time standing to the credit of the Charged Accounts to the order of the Security Trustee;
(c)

to pay all or any part of the monies standing to the credit of the Charged Accounts to the Security Trustee (or as it may direct) promptly following receipt of written instructions from the Security Trustee to that effect; and

(d)	to disclose to the Security Trustee such information relating to the Charging Company and the Charged Accounts as the Security Trustee may from time to time request you to provide.
4.

We agree that you are not bound to enquire whether the right of the Security Trustee to withdraw any monies from any Charged Account has arisen or be concerned with (a) the propriety or regularity of the exercise of that right or (b) notice to the contrary or (c) or to be responsible for the application of any monies received by the Security Trustee.

5.	This notice may only be revoked or amended with the prior written consent of the Security Trustee.
6.	Please confirm by completing the enclosed copy of this notice and returning it to the Security Trustee (with a copy to the Charging Company) that:
(a)	you agree to comply with this notice;
(b)

you have not, at the date this notice is returned to the Security Trustee, received notice of any assignment or charge of or claim to the monies standing to the credit of any Charged Account or the grant of any security or other interest over those monies or any Charged Account in favour of any third party and you will notify the Security Trustee promptly if you should do so in the future; and

(c)

you do not at the date of this notice and will not in the future exercise any right to combine accounts or any rights of set-off or lien or any similar rights in relation to the monies standing to the credit of the Charged Accounts.

7.	This notice, and any acknowledgement in connection with it, and any non-contractual obligations arising out of or in connection with any of them, shall be governed by English law.

Yours faithfully

for and on behalf of

EMPIRE INTERACTIVE EUROPE LIMITED

Countersigned by

for and on behalf of

FULL CIRCLE PARTNERS, LP

[On copy]

To:	FULL CIRCLE PARTNERS, LP

as Security Trustee

800 Westchester Avenue

Suite S-620

Rye Brook

NY 10573

USA

Attention: John Stuart

Facsimile No: +1 914 220 6301

Copy to:	EMPIRE INTERACTIVE EUROPE LIMITED

We acknowledge receipt of the above notice. We confirm and agree:

1.	that the matters referred to in it do not conflict with the terms which apply to any Charged Account; and
2.	the matters set out in paragraphs 6(a) to 6(c) in the above notice.

for and on behalf of

[Name of Account Bank]

Dated:	2008

SCHEDULE 5

Form of notice to and acknowledgement by party to Relevant Contract

To:	[Insert name and address of relevant party]
Dated:	2008

Dear Sirs

Re: [describeRelevant Contract] dated [?                    200?]between(1) you and (2) Empire Interactive Europe Limited (the "Charging Company") (the "Agreement[?s]")

1.

We give notice that, by a composite guarantee and debenture dated                     2008 (the "Debenture"), we have assigned to Full Circle Partners, LP (the "Security Trustee") all our present and future right, title and interest in and to [insert details of Relevant Contract] (together with any other agreement supplementing or amending the same, the "Agreement") in so far as such rights, title and interests relate to the customer orders listed in the schedule to this notice (the "Customer Orders") including all rights and remedies in connection with the Agreement and all proceeds and claims arising from the Agreement.

2.	We irrevocably authorise and instruct you from time to time:
(a)

to disclose to the Security Trustee without any reference to or further authority from us (and without any enquiry by you as to the justification for such disclosure), such information relating to the Agreement as the Security Trustee may at any time and from time to time request;

(b)	to hold all sums from time to time due and payable by you to us under the Agreement in respect of the Customer Orders to the order of the Security Trustee;
(c)

to pay or release all or any part of the sums from time to time due and payable by you to us under the Agreement in respect of the Customer Orders only in accordance with the written instructions given to you by the Security Trustee from time to time;

(d)

to comply with any written notice or instructions in any way relating to, or purporting to relate to, the Debenture, the sums payable to us from time to time under the Agreement in respect of the Customer Orders or the debts represented thereby which you receive at any time from the Security Trustee without any reference to or further authority from us and without any enquiry by you as to the justification for or validity of such notice or instruction; and

(e)	to send copies of all notices and other information given or received under the Agreement to the Security Trustee.

3.

We are not permitted to receive from you, otherwise than through the Security Trustee, any amount in respect of or on account of the sums payable to us from time to time under the Agreement in respect of the Customer Orders or to agree any amendment or supplement to, or waive any obligation under, the Agreement without the prior written consent of the Security Trustee.

4.	This notice may only be revoked or amended with the prior written consent of the Security Trustee.
5.	Please confirm your agreement to the above by completing the enclosed copy of this notice and returning it to the Security Trustee (with a copy to us) that:
(a)	you accept the instructions and authorisations contained in this notice and you undertake to comply with this notice;
(b)

you have not, at the date this notice is returned to the Security Trustee, received notice of the assignment or charge, the grant of any security or the existence of any other interest of any third party in or to the Agreement or any proceeds thereof and you will notify the Security Trustee promptly if you should do so in future;

(c)	you will not permit any sums to be paid to us or any other person under or pursuant to the Agreement in respect of the Customer Orders without the prior written consent of the Security Trustee;
(d)	you will not exercise any right to terminate the Agreement or take any action to amend or supplement the Agreement without the prior written consent of the Security Trustee.
6.	This notice, and any acknowledgement in connection with it, and any non-contractual obligations arising out of or in connection with any of them, shall be governed by English law.

Yours faithfully,

___________________________________

for and on behalf of

EMPIRE INTERACTIVE EUROPE LIMITED

[On copy]

To:	FULL CIRCLE PARTNERS, LP

as Security Trustee

800 Westchester Avenue

Suite S-620

Rye Brook

NY 10573

USA

Attention: John Stuart

Facsimile No: +1 914 220 6301

Copy to:	EMPIRE INTERACTIVE EUROPE LIMITED

We acknowledge receipt of the above notice and consent and agree to its terms. We confirm and agree to the matters set out in paragraphs 5(a) to 5(d) in the above notice.

___________________________________

For on behalf of

[Name of relevant party]

Dated:	2008

SCHEDULE 6

Form of notice to and acknowledgement by insurers

To:	[Insert name and address of insurer]
Dated:	2008

Dear Sirs

[Describe insurance policy] dated [?                    200?] between (1) you and (2) Empire Interactive Europe Limited (the"Charging Company") (the"Policy")

1.

We give notice that, by a composite guarantee and debenture dated                     2008 (the "Debenture"), we have assigned to Full Circle Partners, LP (the "Security Trustee") all our present and future right, title and interest in and to the Policy (together with any other agreement supplementing or amending the same, the "Policies") in so far as such rights, titles and interest relate to the customer orders listed in the schedule to this notice (the "Customer Orders") including all rights and remedies in connection with the Policies and all proceeds and claims arising from the Policies.

2.	We irrevocably authorise and instruct you from time to time:
(a)

to disclose to the Security Trustee without any reference to or further authority from us (and without any enquiry by you as to the justification for such disclosure), such information relating to the Policies as the Security Trustee may at any time and from time to time request;

(b)	to hold all sums from time to time due and payable by you to us under the Policies in respect of the Customer Orders to the order of the Security Trustee;
(c)

to pay or release all or any part of the sums from time to time due and payable by you to us under the Policies in respect of the Customer Orders only in accordance with the written instructions given to you by the Security Trustee from time to time;

(d)

to comply with any written notice or instructions in any way relating to, or purporting to relate to, the Debenture, the sums payable to us from time to time under the Policies in respect of the Customer Orders or the debts represented thereby which you receive at any time from the Security Trustee without any reference to or further authority from us and without any enquiry by you as to the justification for or validity of such notice or instruction; and

(e)	to send copies of all notices and other information given or received under the Policies to the Security Trustee.
3.

We are not permitted to receive from you, otherwise than through the Security Trustee, any amount in respect of or on account of the sums payable to us from time to time under the Policies in respect of the Customer Orders or to agree any amendment or supplement to, or waive any obligation under, the Policies without the prior written consent of the Security Trustee.

4.	This notice may only be revoked or amended with the prior written consent of the Security Trustee.
5.	Please confirm by completing the enclosed copy of this notice and returning it to the Security Trustee (with a copy to us) that:
(a)	you accept the instructions and authorisations contained in this notice and you undertake to comply with this notice;
(b)

you have not, at the date this notice is returned to the Security Trustee, received notice of the assignment or charge, the grant of any security or the existence of any other interest of any third party in or to the Policies or any proceeds of them and you will notify the Security Trustee promptly if you should do so in future;

(c)	you will not permit any sums to be paid to us or any other person under or pursuant to the Policies in respect of the Customer Orders without the prior written consent of the Security Trustee;
(d)	you will not exercise any right to terminate, cancel, vary or waive the Policies or take any action to amend or supplement the Policies without the prior written consent of the Security Trustee.
6.	This notice, and any acknowledgement in connection with it, and any non-contractual obligations arising out of or in connection with any of them, shall be governed by English law.

Yours faithfully

___________________________________

for and on behalf of

EMPIRE INTERACTIVE EUROPE LIMITED

[On copy]

To:	FULL CIRCLE PARTNERS, LP

as Security Trustee

800 Westchester Avenue

Suite S-620

Rye Brook

NY 10573

USA

Attention: John Stuart

Facsimile No: +1 914 220 6301

Copy to:	EMPIRE INTERACTIVE EUROPE LIMITED

We acknowledge receipt of the above notice and consent and agree to its terms. We confirm and agree to the matters set out in paragraphs 5(a) to 5(d) in the above notice.

___________________________________

for and on behalf of

[Name of insurer]

Dated:	2008

SCHEDULE 7

Form of Accession Deed

THIS ACCESSION DEED is made on	200[♦]

BETWEEN

(1)	THE COMPANY SPECIFIED IN SCHEDULE 1 (the "Acceding Company");
(2)	[Name of Company acting as agent for all Charging Companies](the "Company"); and
(3)	FULL CIRCLE PARTNERS, LP (the "Security Trustee").

BACKGROUND

This Accession Deed is supplemental to a composite guarantee and debenture dated [?                    200?] and made between (1) the Charging Companies and (2) the Security Trustee (the "Debenture").

IT IS AGREED:

1.	DEFINITIONS AND INTERPRETATION
(a)	Definitions

Terms defined in, or construed for the purposes of, the Debenture have the same meanings when used in this Accession Deed including the recital to this Accession Deed (unless otherwise defined in this Accession Deed).

(b)	Construction

Clause 1.2 (Interpretation) of the Debenture shall apply with any necessary changes to this Accession Deed as if it were set out in full in this Accession Deed.

2.	ACCESSION OF THE ACCEDING COMPANY
(a)	Accession

By its execution of this Accession Deed, the Acceding Company unconditionally and irrevocably undertakes to and agrees with the Security Trustee to observe and be bound by the Debenture and grants and creates the charges, mortgages, assignments and other security which are stated to be granted or created by the Debenture as if it had been an original party to the Debenture as one of the Charging Companies.

(b)	Covenant to pay, charge and assignment

Without prejudice to the generality of clause 2(a), the Acceding Company:

(i)	(jointly and severally with the other Charging Companies) covenants in the terms set out in clauses 1.4 (Trust

(ii)

All Security Interests and dispositions made or created and all obligations and undertakings contained in this Deed to, in the favour of or for the benefit of the Security Trustee are made, created and entered into in favour of the Security Trustee as trustee for the Secured Parties from time to time.

(iii)	Guarantee and Indemnity) and 3 (Covenant to pay) of, and schedule 2 (The Guarantee) to, the Debenture; and
(iv)

with full title guarantee, charges and assigns (and agrees to charge and assign) to the Security Trustee for the payment and discharge of the Secured Obligations, all its property, assets and undertaking on the terms set out in clauses 4 (Grant of security), 5 (Fixed security) and 6 (Floating charge) of the Debenture, including (without limiting the generality of the foregoing):

(A)

by way of first legal mortgage all the freehold and leasehold Property (if any) vested in or charged to the Acceding Company, together with all buildings and fixtures (including trade fixtures) at any time thereon;

(B)

by way of first fixed charge all the Charged Securities (including without limitation, those specified in part 1 of schedule 2 (Details of Security Assets)) together with all Related Rights from time to time accruing thereto;

(C)	by way of first fixed charge all Intellectual Property;
(D)

by way of assignment the Relevant Contracts (including without limitation, those specified in part 2 of schedule 2 (Details of Security Assets)), all rights and remedies in connection with the Relevant Contracts and all proceeds and claims arising therefrom; and

(E)

by way of assignment the Insurances (including without limitation, those specified in part 3 of schedule 2 (Details of Security Assets)), all claims under the Insurances and all proceeds of the Insurances.

(c)	Consent

Pursuant to clause 29 (Accession) of the Debenture, the Company, as agent for itself and the existing Charging Companies, consents to the accession of the Acceding Company to the Debenture on the terms of clauses 2(a) and 2(b) above and agrees that the Debenture shall after the date of this Accession

Deed be read and construed as if the Acceding Company had been named in the Debenture as a Charging Company.

3.	INTERPRETATION

This Accession Deed shall be read as one with the Debenture, so that all references in the Debenture to "this Deed", and similar expressions shall include references to this Accession Deed.

4.	COUNTERPARTS

This Accession Deed may be executed in any number of counterparts, and this has the same effect as if the signatures (and seals, if any) on the counterparts were on a single copy of this Accession Deed.

5.	THIRD PARTY RIGHTS

A person who is not a party to this Accession Deed shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Accession Deed.

6.	GOVERNING LAW

This Accession Deed and any non-contractual obligations arising out of or in connection with it shall be governed by English law.

IN WITNESS of which this Accession Deed has been duly executed by the Acceding Company and the Company as a deed and duly executed by the Security Trustee and has been delivered on the first date specified on page 1 of this Accession Deed.

SCHEDULE

The Acceding Company

Company name	Company number
[♦ ]	[♦ ]

SCHEDULE

Details of Security Assets

Part 1 - Charged Securities

Name of company in which shares are held	Class of shares held	Number of shares held	Issued Share Capital
[♦ ]	[♦ ]	[♦ ]	[♦ ]
[♦ ]	[♦ ]	[♦ ]	[♦ ]
[♦ ]	[♦ ]	[♦ ]	[♦ ]

Part 2 - Relevant Contracts

Date of Relevant Contract	Parties	Details of Relevant Contract
[♦ 200♦]	[♦ ]	[♦ ]

Part 3 – Insurances

Insurer	Insured risks	Policy number
[♦ ]	[♦ ]	[♦ ]
[♦ ]	[♦ ]	[♦ ]

EXECUTION PAGES OF THE ACCESSION DEED

[Insert execution provisions and notice details for the Acceding Company.]

SCHEDULE 8

EXECUTION PAGES

THE ORIGINAL CHARGING COMPANIES

Executed as a deed, but not delivered until the first date specified on page 1, by EMPIRE INTERACTIVE PLC acting by:		) ) )
Director	_____________________________
Witness signature	_____________________________
Witness name:	_____________________________
Witness address:	_____________________________
_____________________________ _____________________________ _____________________________
Address:	77 Muswell Hill London N10 3PJ
Facsimile No:	020 8343 7447
Attention:	Duncan Backus

Executed as a deed, but not delivered until the first date specified on page 1, by EMPIRE INTERACTIVE EUROPE LIMITED acting by:		) ) )
Director	_____________________________
Witness signature	_____________________________
Witness name:	_____________________________
Witness address:	_____________________________
_____________________________ _____________________________ _____________________________
Address:	77 Muswell Hill London N10 3PJ
Facsimile No:	020 8343 7447
Attention:	Duncan Backus

Executed as a deed, but not delivered until the first date specified on page 1, by EMPIRE INTERACTIVE HOLDINGS LIMITED acting by:		) ) )
Director	_____________________________
Witness signature	_____________________________
Witness name:	_____________________________
Witness address:	_____________________________
_____________________________ _____________________________ _____________________________
Address:	77 Muswell Hill London N10 3PJ
Facsimile No:	020 8343 7447
Attention:	Duncan Backus

THE SECURITY TRUSTEE

Signed by for and on behalf of FULL CIRCLE PARTNERS, LP		) ) ) Signature
Address:	800 Westchester Avenue Suite S-620 Rye Brook, NY 10573 USA

Facsimile No:	+1 914 220 6301

Attention:	John Stuart